UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2024

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.    Entry into a Material Definitive Agreement.
On September 30, 2024, Bioventus LLC, a Delaware limited liability company (“Bioventus”) and a subsidiary of Bioventus Inc. (the “Company”), together with two of Bioventus’s subsidiaries, Bioness Inc., a Delaware corporation (“Bioness”), and Bioventus Cooperatief, U.A., a company organized under the laws of the Netherlands (“Bioventus NL”, and together with Bioventus and Bioness, collectively, the “Sellers,” and each a “Seller”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Rehab Acquisition Corporation, III, a Delaware corporation (the “Buyer”), pursuant to which the Buyer agreed to (i) purchase from the Sellers all of the issued and outstanding ordinary shares of Bioness Neuromodulation Ltd., a wholly-owned subsidiary of Bioness, (ii) acquire all assets relating to the Sellers’ business of developing, manufacturing, marketing and distributing the Rehab Products (as defined in the Purchase Agreement) (collectively, the “Business”), (iii) assume certain liabilities related to the Business as set forth in the Purchase Agreement and (iv) pay the Final Closing Purchase Price and any Earnout Amounts (each, as defined in the Purchase Agreement), in each case, upon the terms and subject to the conditions set forth in the Purchase Agreement (collectively, the “Transaction”). The Buyer is a newly formed entity and subsidiary of Accelmed Partners, a private equity firm focused on acquiring and growing commercial-state HealthTech companies.
As consideration for the Transaction, the Sellers will receive, upon closing of the Transaction (the “Closing”), $25,000,000, subject to a post-Closing adjustment for net working capital, indebtedness, transaction expenses and cash, as described in the Purchase Agreement (the “Purchase Price”).
Additionally, following the Closing, the Sellers will receive, subject to the terms and conditions described in the Purchase Agreement, up to an aggregate of $20,000,000 in earn-out payments based on achievement of revenue and EBITDA thresholds in respect of sales of the Rehab Products by the Buyer in 2025 and 2026, subject to an accelerated payout in the event the Buyer achieves certain metrics in connection with the sale of the Business prior to December 31, 2026.
The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of an actual state of facts or condition of any of the parties to the Purchase Agreement or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which information may or may not be fully reflected in public disclosures.
The Closing is subject to various customary closing conditions including the entry into additional agreements between the Sellers and the Buyer at or prior to the Closing, and the satisfaction or waiver of, among other things, the following closing conditions: (i) the continued accuracy of the representations and warranties made by the parties in the Purchase Agreement (subject to certain materiality qualifications set forth in the Purchase Agreement); (ii) the compliance in all material respects by the parties with their respective obligations under the Agreement; (iii) the absence of a material adverse effect with respect to the Business; (iv) the absence of any order, writ, judgment, injunction, decree, stipulation, determination or award issued by any governmental entity that inhibits or materially restrains the Transaction; and (v) the Buyer shall have obtained certain permits from the U.S. Food and Drug Administration.
The Purchase Agreement contains certain post-closing covenants including: (i) a non-competition covenant that prohibits the Sellers from competing with the Business for a three (3)-year period following the Closing; (ii) a non-solicitation covenant that prohibits the Sellers from hiring or soliciting for hire any Transferred Employee (as defined in the Purchase Agreement) for a two (2)-year period following the Closing; and (iii) a non-solicitation covenant that prohibits the Buyer from hiring or soliciting for hire any (a) senior management-level employees of the Sellers or their subsidiaries, or (b) employees of the Sellers or their subsidiaries with whom the Buyer had substantial contact or first became aware in connection with the Transaction for a two (2)-year period following the Closing, in each case, subject to certain customary exceptions, as set forth in the Purchase Agreement.

The Purchase Agreement also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Transaction. In connection with the Transaction, the Buyer has obtained a buyer-side representations and warranties insurance policy in respect of breaches of representations and warranties of the Sellers set forth in the Purchase Agreement.
The Buyer and Sellers are required to use their reasonable best efforts to consummate the Transaction as soon as practicable. While the Closing may not occur prior to the date that is the earlier of (i) January 31, 2025 and (ii) the date upon which the Buyer has notified the Sellers that the actions contemplated pursuant to Section 6.24 (QAD and IT Systems Standup) of the Purchase Agreement have been completed, the parties expect the Closing to occur in the fourth quarter of 2024.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On October 1, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated September 30, 2024, by and among Bioventus LLC, Bioness Inc., Bioventus Cooperatief, U.A. and Rehab Acquisition Corporation, III
99.1	Press Release, dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*The annexes and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any annex or exhibit omitted from the Purchase Agreement to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: October 4, 2024	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel